UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011 (April 13, 2011)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479

(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2

Item 2.01 Completion of Acquisition or Disposition of Assets.
          On April 13, 2011, CVR Partners, LP (the “Partnership”) completed its initial public offering (the “Offering”) of 22,080,000 common units representing limited partner interests at a public offering price of $16.00 per common unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-171270). To effectuate the Offering, the Partnership, Coffeyville Resources Nitrogen Fertilizers, LLC, a direct wholly-owned subsidiary of the Partnership, CVR GP, LLC, the general partner of the Partnership that is our indirect wholly-owned subsidiary and Coffeyville Resources, LLC (“CRLLC”), our wholly-owned subsidiary, and Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein, entered into an Underwriting Agreement, dated April 7, 2011 (the “Underwriting Agreement”). The gross proceeds to the Partnership were $353.3 million, of which $135.4 million were paid as a dividend to CRLLC. The common units sold by the Underwriters to the public in the Offering represent approximately 30.2% of the Partnership common units outstanding as of the closing of the Offering. Our wholly-owned subsidiary, Coffeyville Resources, LLC (“CRLLC”), owns the remaining 69.8% of the Partnership’s common units.
          The description of the Underwriting Agreement provided above is qualified in its entirety by reference to the full text of the Underwriting Agreement which is incorporated by reference into this current report on Form 8-K.
Item 8.01. Other Events.
          Tender Offer
          On April 14, 2011, we announced that CRLLC and Coffeyville Finance, Inc. have commenced an offer to purchase for cash up to $100 million aggregate principal amount of CRLLC’s 9% First Lien Senior Secured Notes due 2015 and 10 7/8% Second Lien Senior Secured Notes due 2017 (collectively, the “Notes”) at a cash purchase price of 103% of the principal amount of the Notes plus accrued and unpaid interest to the date the Notes are accepted for payment pursuant to the offer. The offer will expire at 10:00 a.m., New York City time, on May 16, 2011, unless extended. The offer is being made pursuant to the indentures governing the Notes as a result of the closing of the Offering, which constitutes a “Fertilizer Business Event” under the indentures. A copy of the press release announcing the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
          Pro Forma Financial Information.
          Attached as Exhibit 99.2 to this report is the unaudited pro forma consolidated balance sheet of CVR Energy as of December 31, 2010 and the unaudited pro forma consolidated statement of operations of CVR Energy for the year ended December 31, 2010 and the accompanying notes. The pro forma financial statements of CVR Energy give effect to the Offering as if it had occurred on January 1, 2010 (for the statement of operations) and December 31, 2010 (for the balance sheet).
          Exhibits
          A list of exhibits filed herewith is contained in the exhibit index following the signature page hereto and is incorporated by reference herein.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 14, 2011

CVR ENERGY, INC.
By:	/s/ Susan M. Ball
Susan M. Ball
Vice President, Chief Accounting Officer and Assistant Treasurer

Exhibit Index

Exhibit No.	Description
2.1	Underwriting Agreement (incorporated by reference to Exhibit 1.1 the Current Report on Form 8-K, dated April 13, 2011, of CVR Energy, Inc.)

99.1	Press release issued April 14, 2011 by CVR Energy, Inc.

99.2	Unaudited pro forma consolidated financial statements of CVR Energy, Inc.